Exhibit 99.1

FOR IMMEDIATE RELEASE

Caribou Coffee Company, Inc. 3900 Lakebreeze Avenue North Minneapolis, MN 55429 (763) 592-2200

Investor Relations Contact:
ICR
Kathleen Heaney (203) 803-3585
ir@cariboucoffee.com

CARIBOU COFFEE REPORTS THIRD QUARTER 2007 RESULTS
MINNEAPOLIS, MINNESOTA, NOVEMBER 1, 2007. Caribou Coffee Company, Inc. (Nasdaq:CBOU), the second largest U.S.-based company-owned gourmet coffeehouse operator based on the number of coffeehouses, today reported financial results for third quarter 2007 (thirteen weeks ended September 30, 2007.)
HIGHLIGHTS FOR THE THIRD QUARTER OF 2007 INCLUDE:
•	Comparable Coffeehouse Net Sales Increase 1%

•	“Other Sales” increased 49% compared to the third quarter of 2006
Michael Coles, Chairman and CEO commented, “We are pleased that we continue to deliver positive comps, which is an indication of the strength of the Caribou brand and reflects the progress that we are making in our core business. During the third quarter, we continued to refine our product and marketing initiatives.” Added Mr. Coles, “Our non-coffeehouse business has been an important contributor to the Company’s growth over the past year and continues to develop nicely.”
THIRD QUARTER 2007 RESULTS
Total net sales increased $5.0 million, or 9%, to $62.0 million for the thirteen weeks ended September 30, 2007, from $57.0 million for the thirteen weeks ended October 1, 2006. This increase is primarily attributable to the opening of 16 net new company-owned coffeehouses during the last twelve months. “Other Sales” increased by $1.2 million to $3.7 million for the thirteen weeks ended September 30, 2007, from $2.5 million for the thirteen weeks ended October 1, 2006. This increase was primarily driven by sales to grocery, club coffeehouses and other commercial accounts as well as product sales to franchisees (franchise locations increased from 16 at October 1, 2006 to 41 at
September 30, 2007).

Comparable coffeehouse net sales increased 1% for the thirteen weeks ended September 30, 2007, compared with the same thirteen weeks in the prior year. Franchised coffeehouses are not included in the comparable coffeehouse net sales calculations.
Excluding coffeehouse closing expense, EBITDA was $2.2 million for the third quarter of fiscal 2007 as compared to $2.9 million for the comparable period in fiscal 2006. Reported EBITDA loss was ($0.7) million including coffeehouse closing expense of $2.9 million, during the thirteen weeks ended September 30, 2007, compared to $2.8 million during the thirteen weeks ended October 1, 2006. (EBITDA is a non-GAAP measure. See EBITDA reconciliation at the end of this release).
The Company’s net loss for the thirteen weeks ended September 30, 2007 was $8.5 million or ($0.44) per share compared to a net loss of $3.1 million or ($0.16) per share for the thirteen weeks ended October 1, 2006. The increase in the net loss is attributable to the closure of eleven coffeehouses, higher depreciation associated with six impaired coffeehouses, higher coffeehouse labor as well as increased dairy costs and, to a lesser extent, increased marketing expenses. The Company’s net loss per share for the third quarter 2007 was negatively impacted by $0.23 from coffeehouse closing and impairment costs.
CONFERENCE CALL
Caribou Coffee will host a conference call today, Thursday November 1, 2007, at 4:30 p.m. (Eastern Time) to discuss these results. Hosting the call will be Michael Coles, Chairman of the Board and Chief Executive Officer, and George Mileusnic, Chief Financial Officer. The call will be webcast and can be accessed from the Company’s website at www.cariboucoffee.com. The webcast link is in the Investor Relations section accessed through the About Us section. The dial in number is 1-888-637-7710 or 1-913-312-1524 for international calls. Confirmation number is 9256248. If you are unable to join the call, a replay will be available beginning at 7:30 p.m. (Eastern Time) on November 1, 2007 through 11:59 p.m. on November 8, 2007 and can be accessed by dialing 1-888-203-1112 or international callers 1-719-457-0820 and enter pin number 9256248. In addition, the webcast will be archived on the Company’s website.
ABOUT THE COMPANY
Caribou Coffee Company, Inc., founded in 1992 and headquartered in Minneapolis, Minnesota, is the second largest company-owned gourmet coffeehouse operator in the United States based on the number of coffeehouses. As of September 30, 2007, Caribou Coffee had 473 coffeehouses, including 41 franchised locations. Caribou Coffee offers its customers high-quality gourmet coffee and espresso-based beverages, as well as specialty teas, baked goods, whole bean coffee, branded merchandise and related products. In addition, Caribou Coffee sells products to club coffeehouses, grocery coffeehouses, mass merchandisers, office coffee providers, airlines, hotels, sports and entertainment venues, college campuses and other commercial customers. In addition, Caribou Coffee licenses third parties to use the Caribou Coffee brand on quality food and merchandise items. Caribou Coffee focuses on creating a unique experience for customers through a combination of high-quality products, a comfortable and welcoming coffeehouse environment and a unique style of customer service. For more information, visit the Caribou Coffee web site at www.cariboucoffee.com .

FORWARD-LOOKING STATEMENTS
Certain statements in this release, and other written or oral statements made by or on behalf of Caribou Coffee are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Caribou Coffee brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
(A Majority Owned Subsidiary of Caribou Holding Company Limited)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006
	(Unaudited)
Coffeehouse sales	$58,211,989	$54,429,921	$175,619,215	$161,924,173
Other sales	3,768,684	2,538,521	11,061,473	7,594,474

Total net sales	61,980,673	56,968,442	186,680,688	169,518,647
Cost of sales and related occupancy costs	26,755,963	23,725,262	78,789,728	70,755,516
Operating expenses	26,627,164	23,941,709	79,636,345	70,149,599
Opening expenses	108,915	463,062	284,724	1,245,616
Depreciation and amortization	7,143,094	5,335,922	19,145,894	15,406,328
General and administrative expenses	6,851,462	6,772,130	20,609,025	19,113,218
Closing expense and disposal of assets	2,871,719	90,847	3,732,583	362,236

Operating loss	(8,377,644)	(3,360,490)	(15,517,611)	(7,513,866)
Other income (expense):
Other income	—	231,673	—	796,238
Interest income	53,865	202,901	133,001	523,293
Interest expense	(130,432)	(144,824)	(425,730)	(478,662)

Loss before (benefit) provision for income taxes and minority interest	(8,454,211)	(3,070,740)	(15,810,340)	(6,672,997)
(Benefit) provision for income taxes	(31,468)	(25,428)	(327,565)	256,928

Loss before minority interest	(8,422,743)	(3,045,312)	(15,482,775)	(6,929,925)
Minority interest	40,316	57,481	121,850	130,086

Net loss	$(8,463,059)	$(3,102,793)	$(15,604,625)	$(7,060,011)

Basic and diluted net loss per share	$(0.44)	$(0.16)	$(0.81)	$(0.37)

Basic and diluted weighted average number of shares outstanding	19,354,140	19,285,625	19,320,737	19,280,178

CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
(A Majority Owned Subsidiary of Caribou Holding Company Limited)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$5,557,851	$14,752,269
Accounts receivable (net of allowance for doubtful accounts of $23,926 and $12,693 at September 30, 2007 and December 31, 2006, respectively)	2,569,568	1,663,139
Other receivables	1,332,916	1,769,256
Income tax receivables	58,450	—
Inventories	11,108,857	10,294,493
Prepaid expenses and other current assets	765,196	1,339,596

Total current assets	21,392,838	29,818,753
Property and equipment, net of accumulated depreciation and amortization	91,539,471	104,754,885
Notes receivable	36,325	48,413
Restricted cash	412,875	286,005
Other assets	1,065,251	1,399,542

Total assets	$114,446,760	$136,307,598

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,614,858	$9,681,879
Accrued compensation	4,660,283	5,676,449
Accrued expenses	6,669,738	7,518,379
Deferred revenue	6,497,421	9,002,588

Total current liabilities	25,442,300	31,879,295

Asset retirement liability	940,381	872,184
Deferred rent liability	11,344,973	11,733,473
Deferred revenue	2,884,500	2,919,000
Income tax liability	473,064	342,108
Minority interests in affiliates	140,649	159,050

Total long term liabilities	15,783,567	16,025,815
Shareholders’ equity:
Preferred stock, par value $.01, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $.01, 200,000,000 shares authorized; 19,370,590 and 19,286,425 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	193,706	192,864
Additional paid-in capital	123,105,790	122,153,502
Accumulated deficit	(50,078,603)	(33,943,878)

Total shareholders’ equity	73,220,893	88,402,488

Total liabilities and shareholders’ equity	$114,446,760	$136,307,598

EBITDA RECONCILIATION
The following is a reconciliation of the Company’s net loss to EBITDA.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006
	(Thousands)
Net loss	$(8,463)	$(3,103)	$(15,605)	$(7,060)
Interest expense	130	145	426	479
Interest income	(54)	(203)	(133)	(523)
Depreciation and amortization(1)	7,703	5,952	20,813	17,000
(Benefit)/Provision for income taxes	(31)	(25)	(328)	257

EBITDA	$(715)	$2,766	$5,173	$10,153

(1)	Includes depreciation and amortization associated with the headquarters and roasting facility that are categorized as general and administrative expenses and cost of sales and related occupancy costs on the statement of operations.
EBITDA is equal to net income (loss) excluding: (a) interest expense; (b) interest income; (c) depreciation and amortization; and (d) income taxes.
Management believes EBITDA is useful to investors in evaluating the Company’s operating performance for the following reasons:
•	Coffeehouse leases are generally short-term (5-10 years) and the Company must depreciate all of the cost associated with those leases on a straight-line basis over the initial lease term excluding renewal options (unless such renewal periods are reasonably assured at the inception of the lease). Caribou Coffee opened 285 coffeehouses from the beginning of fiscal 2002 through the first thirty-nine weeks of 2007. As a result, management believes that the depreciation expense is disproportionately large when compared to the sales from a significant percentage of the coffeehouses that are in their initial years of operations. Also, many of the assets being depreciated have actual useful lives that exceed the initial lease term excluding renewal options. Consequently, management believes that adjusting for depreciation and amortization is useful for evaluating the operating performance of the Company.
     Management uses EBITDA:
•	As measurements of operating performance because it assists them in comparing the operating performance on a consistent basis as it removes the impact of items not directly resulting from the coffeehouse operations;

•	For planning purposes, including the preparation of an internal annual operating budget;

•	To establish targets for certain management compensation matters; and

•	To evaluate capacity to incur and service debt, fund capital expenditures and expand the business.
EBITDA as calculated by Caribou Coffee is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered alternative to net income, operating income, cash flows from operating activities or other financial information as determined under GAAP.
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